Exhibit 3.2

BY-LAWS
OF
FIRST SENTRY BANCSHARES, INC.

Article I
NAME, OFFICE, PURPOSE, ETC.

          The name of this Corporation shall be “First Sentry Bancshares, Inc.,” with its principal office in the City of Huntington, Cabell County, West Virginia. It shall conduct a general holding company as authorized by its Articles of Incorporation filed with the Secretary of State of the State of West Virginia, and generally acquire, own and hold the stock of other corporations, including but not limited to that of banking corporations.

Article II
CORPORATE SEAL

          The Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

[SEAL]

Article III
MEETINGS OF SHAREHOLDERS

          1.          Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the principal office of the corporation or such other place as the Board of Directors may designate, at 2:30 o’clock p.m., on the third Tuesday of September of each year. Notice of such meeting shall be given by first class mail, postage prepaid, at least ten (10) days prior to the date thereof, or at such earlier date as may be required by applicable law or regulation, addressed to each shareholder at his address appearing on the books of the Corporation. If, from any cause, the directors are not duly elected on the said day or at an adjournment of such meeting of the shareholders, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

          2.          Special Meeting. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the President or by any number of shareholders owning in the aggregate not less than ten percent (10%) of the stock or the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the date fixed for such meeting, or at such earlier date as may be required by applicable law or regulation, to each shareholder at his address appearing on the books of the Corporation, a notice stating the time, place and purpose of the meeting.

          3.          Judges of Election. Every election of directors shall be supervised by three judges, who shall be appointed by the Board of Directors. The judges of election shall hold and conduct the election, they shall file with the Secretary a certificate under their hands certifying under oath the result thereof and the names of thee directors elected. The Judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting and shall certify the result thereof.

          4.          Voting. The Board of Directors may fix a day, not more than thirty (30) days prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. If no record date for voting is fixed as aforesaid for any meeting of the shareholders, a shareholder shall be entitled to vote only the number of shares which such shareholder then owns of record upon the books of the Corporation.

          5.          Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, ad adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

Article IV
DIRECTORS

          1.          Board of Directors. The Board of Directors shall have power to manage and, administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of Corporation shall be vested in and may be exercised by said Board.

          2.          Number and Nomination. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any annual or special meeting thereof. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for election of directors.

          3.          Organization Meeting. The Secretary, upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect at the meeting assembled of their election and of their organization meeting as hereinafter provided. Such directors-elect shall thereupon meet for the purpose of organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year, which meeting shall be held immediately after and at the same place as the annual meeting of shareholders or at such other convenient place as may be publicly announced at the meeting of shareholders, and no notice of the organization meeting of the Board of Directors, other than these Bylaws, shall be required. If at the time fixed for such meeting there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

          4.          Regular Meetings. The Board of Directors shall hold its regular meetings, without notice, at such place and time as the Board from time to time shall determine, on the third Tuesday of each month (unless the Board shall by notice given as required for a special meeting designate another date), or, if that day shall be a legal holiday, then on the next succeeding business day.

          5.          Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President, or at the request of three (3) or more directors. Each member of the Board of Directors shall be given notice by any usual means of communication not less than twelve (12) hours before the time fixed for the meeting, stating the hour, date and place of the meeting and the general nature of the business to be transacted.

          6.          Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

          7.          Vacancies. When any vacancy occurs among the directors for any reason, including an increase in the number thereof, the remaining members of the Board, in accordance with the law of West Virginia, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

          8.          Fees of Directors. Each director shall be entitled to receive such fee as the Board of Directors shall from time to time determine for each meeting of the Board or committee of the Board which he attends.

          9.          Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          10.          Telephone Conference. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

          11.          Confidentiality. All of the proceedings and business transacted by the Board of Directors of the Corporation shall be confidential, except as among the Directors. Any violation or breach of this confidentiality by any Directors shall be grounds for his removal and replacement by a majority vote of the Board of Directors.

          12.          Conflicts of Interest; Voting. Any Director having a personal interest in any question or issue before the Board of directors shall advise the Board of his interest, give his personal information on the question or issue, and then withdraw pending a discussion and determination of that question or issue. Otherwise, no Director shall refrain from voting or withdraw while business is pending at any meeting, unless he is excused by a majority vote of Directors in attendance at the meeting. In all matters requiring action by the Board of Directors, a simple majority vote of those present at a meeting shall prevail, unless otherwise required by law.

Article V
COMMITTEES OF THE BOARD

          1.           Standing and Special Committees. At each organization meeting of the Board of Directors, the Board may appoint an Executive Committee, and may from time to time appoint such other standing and special committees it shall deem necessary or proper, with such powers as it shall see fit. The Chairman of the Board and the President shall be members ex offico of all committees of the Board, and all other members of the committees of the Board shall serve at the will and pleasure of the Board of Directors.

          2.            Executive Committee. The Executive Committee shall be appointed by the Board of Directors from among its members and shall consist of such number, not less than three (3), as the Board of Directors shall deem proper, of which the Chairman of the Board shall be Chairman. The committee shall have and. may exercise, so far as may be permitted by law, all powers of the Board of Directors during intervals between meetings thereof. Vacancies occurring therein from any cause, except vacancies pro tempore, shall be filled by the Board of Directors.

          The Committee shall meet upon the call of its Chairman, the President, or a majority of the duly appointed members thereof, at such time and place as may be determined. Notice of meetings shall be given by any usual means of communication to each member of the Committee as far in advance of the time of the meeting as practicable. A majority of its members shall constitute a quorum at any meeting.

Article VI
OFFICERS AND EMPLOYEES

          1.            Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board. If so appointed, he shall preside at all meetings of the Board of Directors and at all meetings of the shareholders and shall have and exercise such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors.

          2.           President. The Board of Directors shall appoint one of its members to be President. The President shall be the chief executive officer of the Corporation and shall be charged with the carrying out of the policies adopted or approved by the Board of Directors. In addition to any specific powers conferred upon him by these Bylaws, the President shall have supervision over, and exercise general executive powers concerning, all the operations and business of the Corporation. He shall have and exercise such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors. If the office of the Chairman of the Board be vacant, or if the Chairman of the Board be absent or unable to attend, an Executive Vice President shall preside at all meetings of the shareholders and of the Board of Directors.

          3.           Vice President. The Board of Directors shall appoint one or more vice Presidents (one or more of whom may be an Executive Vice President or a First Vice President or a Senior Vice President), each of whom shall have and exercise such powers and duties as from time to time may be conferred upon him by the Board of Directors or the President.

          4.           Secretary. The Board of Directors shall appoint a Secretary who shall act as secretary and keep minutes of all meetings of the shareholders and, unless the Board of Directors shall appoint or designate a secretary of the Board of Directors, the Secretary shall also act as secretary of and keep minutes of all meetings of the Board of Directors. He shall attend to the giving of all notices required by these Bylaws with respect to such meetings. He shall be the custodian of the corporate seal, minute books, stock record and transfer books and all other general corporate records. He shall also perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

          5.           Other Officers; Acting Officers. The Board of Directors may appoint such other officers and attorneys-in-fact as from time to time may appear to be required or desirable to transact the business of the Corporation, and such officers shall, respectively, exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon, or assigned to, them by the Board of Directors of the President. The Board of Directors may from time to time designate such acting officers, as it may deem in the interest of the Corporation, to serve during the absence or incapacity of an officer or until a vacated office is filled by appointment in accordance with these Bylaws, and may vest in any such acting officer all or any of the powers, duties and responsibilities of the office for which he is designated.

          6.           Miscellaneous. All officers of the Corporation shall serve at the will and pleasure of the Board of Directors, which may from time to time prescribe the conditions of their employment and fix their compensation. No officer of the Corporation shall actor serve as personal representative of the estate of any decedent, or in any other fiduciary capacity, without the express written consent of the Board of Directors or the Executive Committee.

Article VII
STOCK STOCK CERTIFICATES AND CLOSING TRANSFER BOOKS

          1.           Form of Stock Certificates. The Shares of the Corporation shall be evidenced by stock certificates signed by the President or a Vice President and countersigned by the Secretary, or an Assistant Secretary and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

          2.           Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on its books by the holder or by his attorney thereunto duly authorized by a power of attorney duly executed and witnessed and filed with the Corporation and upon surrender of the stock certificate or certificates for such shares properly endorsed. A person in whose name share of stock of the Corporation stand on its books shall be deemed to be the owner thereof as regards the Corporation.

          3.            Lost, Stolen, or Destroyed Certificates. The holder of any shares of the Corporation shall immediately notify it of any loss, theft or destruction of the stock certificate representing such shares. Anew certificate may be issued upon satisfactory proof of the loss, theft or destruction and delivery to the Corporation of a bond which shall be in such sum, contain such terms and provisions and have such surety or sureties as the President may direct and, if the President shall so require, upon publication of an advertisement for two weeks in a newspaper published in the City of Huntington, West Virginia, reciting the fact of the loss, theft, or destruction and describing the certificate and its number and calling upon all persons to show cause why a new certificate should not be issued in lieu of the one lost, stolen or destroyed.

          4.           Regulations. The Board of Directors may make such rules and regulations not inconsistent with these Bylaws or the Articles of Incorporation as it may deem expedient concerning the issue, transfer and registration of stock certificates representing shares of the Corporation. It may appoint a transfer agent or transfer clerk or a registrar of the transfers or both, and it may require all stock certificates to bear the signature of either or both.

          5.           Closing Transfer Books. The books for the transfer of the shares of stock of the Corporation may be closed upon order of the Board of Directors for a period not exceeding thirty (30) days before meetings of shareholders, before the payment of dividends or for the purpose of obtaining written consents of shareholders. Subject to the requirements of applicable law or regulation, in lieu of closing the transfer books before the payment of dividends, the Board of Directors may fix a record date prior to the payment of dividends for the purpose of determining the shareholders entitled to receive the same.

Article VIII
MISCELLANEOUS PROVISIONS

          1.          Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Article IX
BYLAWS

          1.          Inspection. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation and shall be open for inspection to all shareholders during business hours.

          2.          Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for such purpose, by a vote of a majority of the whole number of the Directors.